UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 11, 2011

Metropolitan Health Networks, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida
(State or Other Jurisdiction of Incorporation)

001-32361	65-0635748
(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(305) 805-8500
(Registrant’s telephone number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 11, 2011, Metropolitan Health Networks, Inc. (“Metropolitan”), in accordance with authority granted by the Board of Directors, provided written notice to the NYSE Amex that it intends to transfer the listing of its common stock to the New York Stock Exchange.  Metropolitan anticipates that its common stock will begin trading on the New York Stock Exchange on or about November 21, 2011 under its current ticker symbol “MDF.”   The last day of trading of Metropolitan’s common stock on the NYSE Amex is expected to be on or about November 18, 2011. Until Metropolitan’s common stock begins trading on the New York Stock Exchange, it will continue trading on the NYSE Amex under the symbol “MDF.”

Item 8.01. Other Information.

On November 14, 2011, Metropolitan issued a press release announcing the transfer of the listing of its common stock to the New York Stock Exchange.  A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 99.1	Press release dated November 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.

/s/ Roberto L. Palenzuela
Name: Roberto L. Palenzuela
Title: General Counsel

Dated:	November 15, 2011

EXHIBIT INDEX

Exhibit 99.1	Press release dated November 14, 2011.